                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Network Imaging Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

                       [NETWORK IMAGING CORPORATION LOGO]

                          NETWORK IMAGING CORPORATION
                             500 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170

                                                                  April 23, 1997

Dear Stockholders:

     It is my pleasure to invite you to the Annual Meeting of Stockholders of Network Imaging Corporation to be held on Tuesday, June 3, 1997 at 9:00 a.m., at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia.

     Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

     I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                          Very truly yours,

                                          /s/ JAMES J. LETO

                                          JAMES J. LETO
                                          President and Chief Executive Officer

                       [NETWORK IMAGING CORPORATION LOGO]

                          NETWORK IMAGING CORPORATION
                             500 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, JUNE 3, 1997
                            ------------------------

To our Stockholders:

     The Annual Meeting of Stockholders (the "Meeting") of Network Imaging Corporation (the "Company") will be held on Tuesday, June 3, 1997 at 9:00 a.m. at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia for the following purposes:

     1. To ratify the adoption of amendments to Sections 3.02, 3.04 and 3.05 of the Bylaws of the Company to provide for a classified Board of Directors;

     2. To elect five directors;

     3. To consider and vote upon a proposal to adopt the Employee Stock Purchase Plan;

     4. To ratify the selection of Ernst & Young LLP as independent accountants for the year ending December 31, 1997; and

     5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 7, 1997 are entitled to receive notice of and to vote at the Meeting.

     You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                          By Order of the Board of Directors

                                          /s/ JULIA A. BOWEN

                                          JULIA A. BOWEN
                                          Vice President, General Counsel
                                          and Assistant Secretary
Herndon, Virginia
April 23, 1997

                          NETWORK IMAGING CORPORATION
                             500 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of Network Imaging Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders scheduled to be held on Tuesday, June 3, 1997 at 9:00 a.m. at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about April 25, 1997, to all holders of record of the Company's Common Stock (the "Common Stock") as of April 7, 1997. A copy of the Company's Form 10-K for the year ended December 31, 1996, including consolidated financial statements for that year, accompanies this Proxy Statement.

     At the Meeting, stockholders will vote on proposals to ratify the adoption of certain amendments to the Company's Bylaws, to elect five directors, in Class I and Class II, who shall then have terms that end for Class I in 1998 and Class II in 1999, to approve the adoption of the Company's Employee Stock Purchase Plan, and to ratify the selection of Ernst & Young as the Company's independent auditors for 1997.

                       VOTING SECURITIES AND RECORD DATE

     The Board of Directors has fixed the close of business on April 7, 1997 as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 24,835,263 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Under Delaware law, shares represented at the Meeting (either by properly executed proxy or in person) that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to each Proposal will have the same effect as votes against the respective proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals (and therefore will reduce the absolute number -- although not the percentage -- of votes needed for approval) and will not be counted as votes for or against the proposals. Under the New York Stock Exchange Rules, brokers will not have discretionary voting authority for Proposal 1, and may not vote for Proposal 1 without receiving instructions from the beneficial owners of shares; however, brokers will have discretionary voting authority for Proposals 2, 3, 4 and 5.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Stockholders of record on the Record Date may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

     The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting and casting a ballot.

     The proxy holders, James J. Leto and Robert P. Bernardi, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

     The cost of preparing, assembling and mailing this proxy soliciting material and Notice of Annual Meeting of Stockholders will be paid by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and regular employees of the Company and its subsidiaries personally, by mail, telephone, telecopier or by personal solicitation, for which they will receive no additional compensation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies. Additional solicitation by Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of the Company's stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

            PROPOSAL 1 -- RATIFICATION OF THE ADOPTION OF AMENDMENTS
                          TO THE BYLAWS OF THE COMPANY

     General. The Board of Directors of the Company has unanimously approved and recommended the adoption of amendments ("Classified Board Amendments") to the Bylaws of the Company (the "Bylaws"), the purpose of which is to classify the Company's Board of Directors. The Classified Board Amendments would classify the Corporation's Board of Directors into two classes, as nearly equal in numbers as possible. Directors in Class I will serve for an initial term to expire at the next annual meeting of stockholders succeeding their election, and directors in Class II will serve for an initial term to expire at the second annual meeting of stockholders succeeding their election. Each successor to a Class I or Class II Director will serve until the second annual meeting of the Stockholders next succeeding his or her election.

     The Classified Board Amendments would modify Sections 3.02, 3.04 and 3.05 of the Bylaws in order to effect the classification of the Board. The following description and discussion of the Classified Board Amendments is a summary only and is not intended to be complete. Stockholders are urged to read carefully the provisions of the proposed Sections 3.02, 3.04 and 3.05, the full text of which is annexed as Appendix A to this Proxy Statement.

     Reasons for and Effects of the Classified Board Amendments. The Board of Directors has unanimously proposed the adoption of the Classified Board Amendments because it believes that it is in the best interests of the Company and its stockholders. The Board of Directors believes that a classified Board structure will provide both continuity and stability to the Company and accountability to the Company's stockholders.

     Board accountability is enhanced by selection of responsible, experienced and respected directors. The Company's annual elections at which approximately one-half of the Board would be elected under the Classified Board Amendments will provide stockholders with the regular opportunity to make significant change in the composition of the Board, while also providing the Company with experienced and knowledgeable directors.

     The Company's Board plays an important role in strategic planning and corporate policy-making. A director's ability to make meaningful contributions in these areas depends in large part on his or her familiarity with the Company's business and affairs. The classified board structure lends stability and enables directors to make deliberate and insightful decisions regarding the Company's business.

     If the Classified Board Amendments are approved, a majority of the Company's directors could only be replaced at the biannual meeting of stockholders at which Class II Directors are elected (instead of each annual meeting), unless directors were removed for cause by the requisite vote of stockholders. The Board of Directors accordingly would be better able to evaluate any takeover proposal for the Company, or any other self-interested proposal, and to assess alternatives, and thereby to ensure that the interests of all stockholders are protected.

     The Classified Board Amendments may discourage potential acquirers because its provisions could operate to delay the purchaser's ability to obtain control of the Board of Directors. The Classified Board Amendments could similarly delay stockholders who do not approve of policies of the Board from replacing the entire board of directors. Adoption of the Classified Board Amendments may also deter certain mergers, tender offers or other takeover attempts which some or a majority of holders of the Company's voting stock may deem to be in their best interest. The Company is not aware of any existing or planned effort on the part of any person to gain control of the Company or to organize a proxy contest for control of the Board.

     If the Classified Board Amendments are not approved, directors will be elected annually.

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote in the election of directors at the Meeting is required to approve the Classified Board Amendments.

     THE BOARD OF DIRECTORS BELIEVES THAT A CLASSIFIED BOARD BEST SERVES THE COMPANY, THE STOCKHOLDERS AND THOSE WITH WHOM THE COMPANY DOES BUSINESS, AND ACCORDINGLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                      PROPOSAL 2 -- ELECTION OF DIRECTORS

     The Bylaws, as proposed to be amended by the Classified Board Amendments, will provide that the Company's Board of Directors be divided into Class I and Class II, each class being as nearly equal in number as possible. The term of office of each class of directors will expire alternate years in rotation so that one class is elected at each subsequent annual meeting of stockholders for a two year term. The terms of each of the five current directors will expire at the Meeting. The election shall be for three Class I directors, John F. Burton, James J. Leto and C. Alan Peyser, whose terms shall expire at the next annual meeting of stockholders. The election of the two Class II directors, Robert P. Bernardi and Robert Ripp, shall expire at the second annual meeting of stockholders.

     If the Classified Board Amendments are adopted at the Meeting, three directors will be elected for terms expiring at the 1998 annual meeting of stockholders, and two directors will be elected for terms expiring at the 1999 annual meeting of stockholders. If the Classified Board Amendments are not adopted at the Meeting, five directors will be elected for terms expiring at the next annual meeting.

     Director candidates are nominated by the Board of Directors.

     At the Meeting, the five directors are to be elected. Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. Directors in Class I will serve for an initial term to expire at the next annual meeting of stockholders succeeding their election, and directors in Class II will serve for an initial term to expire at the second annual meeting of stockholders succeeding their election. Each successor to a Class I or Class II Director will serve until the second annual meeting of the Stockholders next succeeding his or her election.

     The directors will be elected to serve for their respective terms and until their successors have been elected and have qualified. The Board of Directors has no reason to believe that any of the nominees will be unavailable or that any other vacancy on the Board will occur; however, should any nominee become unavailable or unable to serve as a director, the persons named as proxies on the proxy card will vote for the person(s) the Board of Directors recommends.

     Set forth below is certain information regarding each nominee for Class I director and each Class II director, each of whose term of office will continue after the Meeting.

NOMINEES FOR CLASS I DIRECTORS

     John F. Burton              James. J. Leto              C. Alan Peyser

     JOHN F. BURTON, 45, was appointed to the Board of Directors in September 1995. Mr. Burton became Managing Director of the Updata Group, a mergers and acquisitions investment bank, in March 1997. From October 1996 to February 1997, he served as the President of Burton Technology Partners, a strategic consulting and investment company. Prior to that time, Mr. Burton was President and Chief Executive Officer of Nat Systems, Inc., a provider of applications development software from August 1995 to September 1996. From January 1995 to August 1995, Mr. Burton was an independent consultant in the applications software field. From March 1992 to January 1995, Mr. Burton served as Chief Executive Officer, and from 1989 to January 1995 as President, Chief Operating Officer and a Director, of Legent Corporation ("Legent"), an independent software vendor. Mr. Burton is also a Director of Banyan Systems, Inc., MapInfo Corporation and Netrix Corporation. Mr. Burton was a founding member of the Northern Virginia Technology Council.

     JAMES J. LETO, 53, became President and Chief Executive Officer and a Director of the Company in May 1996. Mr. Leto served as the Chairman and Chief Executive Officer of PRC Inc., an information technology company ("PRC"), from January 1993 to February 1996, and prior thereto in various capacities as an executive officer of that company. From January 1989 until February 1992, Mr. Leto served as the Vice President and General Manger of AT&T Federal Systems Computer Division, a division of AT&T charged with developing a major system integration and computer presence in the federal marketplace. Mr. Leto first joined AT&T in November 1977. Mr. Leto is a director of Government Technology Systems, Inc.

     C. ALAN PEYSER, 62, became a Director of the Company in May 1996. Mr. Peyser was appointed President and Chief Executive Officer of Cable & Wireless, Inc., in October 1996. From September 1995 to October 1996, Mr. Peyser served as a consultant to Cable & Wireless, Inc. He is also currently President of Country Long Distance Corporation and a member of the Board of Directors of Tridex Corporation and TCI International, Inc. Mr. Peyser previously served as the Chief Executive Officer and President of Cable & Wireless, Inc. from 1980 through September 1995.

     The three nominees receiving the vote of a plurality of the outstanding shares of Common Stock present, in person or represented by proxy at the Meeting and entitled to vote on the elections of directors will be elected as the Class I Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

NOMINEES FOR CLASS II DIRECTORS

     Robert P. Bernardi                                                   Robert
Ripp

     ROBERT P. BERNARDI, 44, was a co-founder of the Company and has been a Director of the Company (and its predecessor) since its inception and Chairman of the Board of Directors since September 1995. Mr. Bernardi served as President of the Company from inception to February 1995 and as Chief Executive Officer from inception to May 1996. From 1988 to 1990, Mr. Bernardi was an independent consultant in the document imaging and telecommunications fields. From March 1984 to December 1987, Mr. Bernardi was Chairman and Chief Executive Officer of Spectrum Digital Corporation, a publicly held telecommunications equipment manufacturing company ("Spectrum Digital"), with overall management responsibilities including marketing, sales, engineering and finance.

     ROBERT RIPP, 55, has served as a Director since October 1994. Mr. Ripp is Corporate Vice President and Chief Financial Officer of AMP, Inc., an electronics manufacturer. Prior to joining AMP in 1994, Mr. Ripp was Vice President and Treasurer of International Business Machines Corporation, where he served in various capacities as a finance executive from 1964 to 1994. He is a member of the board of directors of ACE, Limited.

     The two nominees receiving the vote of a plurality of the outstanding shares of Common Stock present, in person or represented by proxy at the Meeting and entitled to vote on the election of directors will be elected as the Class II Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not also currently employed by the Company, currently Messrs. Burton, Peyser and Ripp, receives a fee of $1,000 for each meeting of the Board or committee thereof which he attends in person and $250 for each such meeting in which he participates by telephone. Mr. Ripp has been granted options on 21,675 shares of Common Stock at $3.75 per share, 25,000 shares of Common Stock at $6.82 per share, and 25,000 shares of Common Stock at $3.82 per share, each with a term of 10 years and each of which is exercisable on a cumulative basis in four equal installments on each of the first four anniversaries of the applicable date of grant. Mr. Burton has been granted an option on 100,000 shares of Common Stock with an exercise price of $3.38 per share and a term of 10 years. The option vests on May 2, 2002 or, earlier, upon the Company's entering into a strategic partnership agreement with a major software company as a result of the assistance of Mr. Burton. Mr. Peyser has been granted an option on 50,000 shares of Common Stock at $3.69 per share with a term of 10 years and which is exercisable on a cumulative basis in four equal installments on each of the first four anniversaries of its date of grant. The exercise prices of the options granted to directors were set at the fair market value of the Common Stock at the time of grant.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors held five meetings during 1996. The Board of Directors has established standing Audit and Compensation committees, each of which is composed of non-employee members of the Board of Directors. The membership of each of these standing committees is determined from time to time by the Board. The Board of Directors has not established a nominating committee; the entire Board of Directors votes on nominations of directors for the Company.

     THE AUDIT COMMITTEE, which presently consists of John F. Burton and Robert Ripp, held two meetings during 1996. The committee selects, subject to the approval of the Board of Directors, a firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the year for which they are appointed. In addition, the committee reviews and approves the scope and cost of all services (including nonaudit services) provided by the firm selected to conduct the audit. The committee also monitors the effectiveness of the audit effort and the Company's financial and operating controls.

     THE COMPENSATION COMMITTEE, which presently consists of Robert P. Bernardi and Robert Ripp, held one meeting during 1996. The committee is responsible for the approval and administration of the compensation program for James J. Leto, the Company's President and Chief Executive Officer. The committee also reviews and approves compensation programs for the other officers of the Company as recommended by Mr. Leto. The committee is also responsible for the grant of options to the Company's employees under the Company's various stock option plans and administers the plans.

                 OWNERSHIP OF NETWORK IMAGING CORPORATION STOCK

     The following table sets forth certain information, as of April 1, 1997, with respect to the beneficial ownership of shares of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table appearing below under "Executive Compensation"; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, persons named in the table have sole voting and investment power with respect to all shares of Common Stock which they respectively own beneficially.

     The address of each person who is an executive officer or director of the Company is 500 Huntmar Park Drive, Herndon, Virginia 20170.

                                                                 NUMBER OF SHARES        PERCENT
              NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED(1)     OF CLASS
    ---------------------------------------------------------  ---------------------     --------
    Fred E. Kassner(2).......................................        2,085,597              8.4
    Robert P. Bernardi(3)....................................        1,745,825              7.0
    James J. Leto(4).........................................          123,191                *
    Robert M. Sterling, Jr.(5)...............................        1,926,825              7.8
    Mark T. Wasilko(6).......................................           43,750                *
    John F. Burton...........................................                0                *
    C. Alan Peyser(7)........................................           21,500                *
    Robert Ripp(8)...........................................           22,088                *
    Russell D. Hale(9).......................................          125,000                *
    Brian H. Hajost(10)......................................           13,581                *
    Directors and executive officers as a group (10
      persons)...............................................        2,142,853              8.6

---------------
  *  Less than 1% of the outstanding Common Stock.

 (1) Under applicable rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be the beneficial owner of share of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.

 (2) The address of Mr. Kassner is 69 Spring Street, Ramsey, New Jersey 07446. Of the total shares shown, Mr. Kassner has shared voting and dispositive power with respect to 1,207,857 shares, including 80,000 shares underlying a warrant, held by Liberty Travel, Inc. of which Mr. Kassner is an officer, director, and stockholder. Of the shares reported as being held directly by Mr. Kassner, 154,000 are issuable upon the exercise of a warrant.

 (3) Includes 1,348,325 shares issuable upon exercise of options.

 (4) Includes 110,000 shares issuable upon exercise of options.

 (5) Includes 1,348,325 shares issuable upon exercise of options and 96,000 shares issuable upon exercise of Redeemable Common Stock Purchase Warrants.

 (6) All shares are issuable upon exercise of options.

 (7) Includes 12,500 shares issuable upon exercise of options.

 (8) Includes 17,088 shares issuable upon exercise of options.

 (9) All shares are issuable upon exercise of options.

(10) Includes 12,500 shares issuable upon exercise of options.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below lists the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executives") as of the end of 1996 and their compensation for services in 1996, 1995 and 1994.

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                             ANNUAL COMPENSATION              ------------
                                   ----------------------------------------    SECURITIES       ALL OTHER
    NAME AND PRINCIPAL                                       OTHER ANNUAL      UNDERLYING        COMPEN-
         POSITION           YEAR   SALARY($)     BONUS($)   COMPENSATION($)    OPTIONS(#)       SATION($)
--------------------------  ----   ---------     --------   ---------------   ------------   ---------------
Robert P. Bernardi(1).....  1996    $79,306      $50,000       $ 102,083(2)             0        $ 5,250(3)
  Chairman of the Board     1995    182,306       50,000                        1,148,325(4)
  and Chief Executive
  Officer                   1994    175,000       64,000                          625,000(5)
James J. Leto.............  1996    118,974(6)    34,066                          500,000
  President & Chief
  Executive Officer
Russell D. Hale(7)........  1996    165,000       11,050                                0
  Senior Vice President,    1995    165,000       43,329                          250,000
  Federal Sales             1994     28,135(8)                                          0
Mark T. Wasilko...........  1996    150,000       13,125                           50,000
  Senior Vice President,    1995     48,942(9)                                    125,000
  Marketing
Brian H. Hajost...........  1996    102,000(10)   26,978                          100,000         42,697(11)
  Senior Vice President,
  Integrated Products

---------------
 (1) Mr. Bernardi resigned as the Company's Chief Executive Officer effective May 29, 1996.

 (2) Mr. Bernardi became a consultant of the Company upon his resignation as the Company's Chief Executive Officer. The amount shown constitutes the consulting fees paid to Mr. Bernardi in 1996.

 (3) The amount shown constitutes the automobile allowance for Mr. Bernardi.

 (4) The figures shown treat as newly issued in 1995 the replacement options which were exchanged for the options surrendered by Mr. Bernardi pursuant to the Company's 1995 Option Repricing Program. Mr. Bernardi received replacement options on 938,325 (FIX NOS>) shares in exchange for surrendering options on the 1,125,000 shares shown as having been granted in 1993 and 1994. The Company's 1995 Option Repricing Program allowed holders of out-of-the-money options to surrender them to the Company and receive in exchange therefor replacement options exercisable for fewer shares as determined by a formula intended to achieve approximate economic equivalence between the surrendered options and the replacement options and having an exercise price of $3.75, the same vesting schedule as the surrendered options and a term of ten years commencing on the original grant date of the surrendered option.

 (5) Terminated pursuant to the Company's 1995 Option Repricing Program.

 (6) Mr. Leto joined the Company as its Chief Executive Officer in May 1996.

 (7) Mr. Hale resigned as an officer of the Company effective April 1, 1997.

 (8) Mr. Hale joined the Company as an officer in October 1994.

 (9) Mr. Wasilko joined the Company as an officer in September 1995.

(10) Mr. Hajost joined the Company as an officer in March 1996.

(11) The amount shown constitutes temporary housing benefits and moving expenses paid for Mr. Hajost in 1996.

STOCK OPTIONS

     No stock options were granted to Messrs. Bernardi or Hale during 1996. The following table sets forth certain information concerning the grant of options to the other Named Executives in 1996. The Company has not granted any stock appreciation rights ("SARs").

                           OPTION GRANTS IN LAST YEAR

                                          INDIVIDUAL GRANTS
                               ---------------------------------------                 POTENTIAL REALIZABLE
                                             PERCENT OF                                  VALUE AT ASSUMED
                               NUMBER OF       TOTAL                                   ANNUAL RATES OF STOCK
                               SECURITIES     OPTIONS                                   PRICE APPRECIATION
                               UNDERLYING    GRANTED TO     EXERCISE                      FOR OPTION TERM
                                OPTIONS     EMPLOYEES IN     OR BASE     EXPIRATION   -----------------------
            NAME               GRANTED(#)       YEAR       PRICE($/SH)      DATE          5%          10%
-----------------------------  ----------   ------------   -----------   ----------   ----------   ----------
James J. Leto................    500,000(1)      34%          $4.22        5/28/06    $1,327,000   $3,355,000
Mark T. Wasilko..............     50,000(1)       3%          $3.82        4/10/06    $  120,000   $  305,000
Brian H. Hajost..............     50,000(1)       3%          $3.82        4/15/06    $  120,000   $  305,000
                                  50,000(1)       3%          $3.13        9/22/06    $   98,000   $  248,500

---------------
(1) Each of the indicated options was granted pursuant to the Company's Employee Incentive Stock option Plan and vests four years from the date of grant, or, for the options held by Mr. Leto, upon the acquisition of the Company.

     The following table summarizes the value realized upon exercise of outstanding stock options and the value of the outstanding options held by the Chief Executive Officer and the other Named Executives.

                  AGGREGATED OPTION EXERCISES IN LAST YEAR AND
                             YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                SHARES                            YEAR-END(#)            AT FISCAL-YEAR END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Robert P. Bernardi..........       0             0          680,582        667,743       $ 230,000         $ 0
James J. Leto...............       0             0                0              0         500,000           0
Russell M. Hale.............       0             0          125,000        125,000               0           0
Mark T. Wasilko.............       0             0           43,750        131,250               0           0
Brian H. Hajost.............       0             0                0        100,000               0           0

---------------
(1) Computed by multiplying the number of options by the difference between (i) the per share market value of the Common Stock on 12/31/96 and (ii) the exercise price per share.

     The information set forth in the following Report and Performance Graph shall not be deemed incorporated by reference by anything incorporating by reference this Proxy Statement, future filings or generally into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is directly responsible for the approval and administration of the compensation program for James J. Leto, the Company's President and Chief Executive Officer. The Compensation Committee is also responsible for the grant of options to the Company's employees under the Company's various stock option plans and administers the plans. In 1996, the Compensation Committee consisted of two directors of the Company, Robert P. Bernardi and Robert Ripp.

     Mr. Leto is responsible for the approval and administration of compensation programs for the other executive officers of the Company, including those named in the Summary Compensation Table, subject to review and approval by the Compensation Committee and the Board of Directors.

  Executive Compensation Philosophy

     The Company's executive compensation program is designed to meet the following objectives:

     - To attract and retain highly qualified executives to lead and manage the Company by providing competitive total compensation packages;

     - To reward executives based on the business performance of the Company;

     - To provide executives with incentives designed to maximize the long-term performance of the Company; and

     - To assure that objectives for corporate and individual performance are established and measured.

     For 1996, the components of the Company's executive compensation program included annual base salary and short-term incentive bonus plans. In 1996, stock options to purchase shares of the Company's Common Stock were awarded as a long-term incentive to executive officers of the Company as follows: James J. Leto, 500,000 shares upon his appointment as the Company's President and Chief Executive Officer; Jorge R. Forgues, 125,000 shares, upon his appointment as the Company's Chief Financial Officer; Mark T. Wasilko, 50,000 shares; John M. Flowers, Jr., 100,000 shares upon his appointment as the Company's Senior Vice President, Engineering; and Brian H. Hajost, 100,000 shares upon his appointment as the Company's Senior Vice President, Integrated Products.

  Base Salaries and Short Term Incentive Plans

     Base salaries for executive officers (including the Chief Executive Officer) are determined by evaluating the responsibilities associated with their respective positions and the experience of the officers and by reference to salaries paid in the competitive marketplace to executive officers with comparable ability and experience within the same industry following review of compensation information available in certain widely-known surveys and databases. Bonuses and annual salary adjustments, if any, are determined by evaluating performance taking into account such factors as achievement of the Company's strategic goals, assumption of additional responsibilities and attainment of specific individual objectives. The Board believes that stock ownership by management is especially beneficial in aligning management's and stockholders' interests in the Company.

     Base salaries are set by Mr. Leto for the other executive officers. No specific weight of relative importance is assigned to the various factors and compensation information considered. Accordingly, the Company's executive compensation policies and practices may be deemed informal and subjective, although they are based on such factors and detailed investigation.

  Long-Term Incentive Plans

     The Company historically has provided long-term incentive compensation to attract, motivate and retain executive officers and other employees through grants of stock options under the Company's Employee Incentive Stock Option Plan. The Compensation Committee believes that this form of compensation closely aligns the interests of executive officers with those of the Company's shareholders and provides a major incentive in building shareholder value. The Compensation Committee designates the employees who shall be granted options and the amount and terms of the options granted. The number of stock options granted to each individual is based on his or her salary range, position, level of responsibility, and performance during the relevant year. All grants are made with an exercise price not less than the fair market value of the Common Stock on the date of grant.

     Section 162(m) of the Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Named Executives. The cash compensation of each of the Company's executive officers is substantially below the $1 million threshold. The options granted under the Company's stock option plans to date may not meet the requirement of being performance-based as that term is used in the section and consequently their exercise could reduce the compensation tax deduction that would otherwise be available to the Company if the spread between the exercise price and the then fair market value of the common stock should cause a specified executive's compensation to exceed $1 million. The Board of Directors currently believes that it should be able to continue to manage the executive compensation paid to the Named Executives so as to preserve the related federal income tax deductions.

                                          Compensation Committee

                                          Robert P. Bernardi
                                          Robert Ripp

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bernardi, who was a member of the Company's Board of Directors and an executive officer of the Company in 1996, participated in the Board's deliberations concerning executive officer compensation for 1996.

     The Company has entered into consulting agreements with BCG, Inc. ("BCG") (of which Mr. Bernardi is the sole stockholder) and with Sterling Capital Group, Inc. ("Sterling Capital") (of which Mr. Sterling is the sole stockholder) which provide for BCG and Sterling Capital to make the services of Messrs. Bernardi and Sterling available to the Company. Each of the consulting agreements is for an initial term ending January 31, 1999 and continues from year to year thereafter unless terminated by either the Company or either of Messrs. Bernardi or Sterling. Each of the agreements with BCG and Sterling Capital Group provides for an annual consulting fee of $225,000, subject to increases upon review by the Board of Directors, and an annual performance bonus if agreed to and approved by the Board of Directors. The Company has also agreed to employ Mr. Sterling as Assistant Secretary of the Company at an annual salary of $5,000. In determining the levels of bonuses and increases in salary or consulting fees, the Board of Directors intends to consider such factors as the levels of compensation of senior executives of comparable companies, the overall performance of the Company and the respective contributions of Messrs. Bernardi and Sterling to that performance. Apart from these considerations, no criteria have been established that would limit the amounts of bonuses or the size of increases in consulting fees. The agreements provide demand registration rights to Messrs. Bernardi and Sterling with respect to securities of the Company owned by them or which they may acquire upon exercise of options. The consulting agreements provide that Messrs. Bernardi and Sterling will devote their reasonable best efforts to the business of the Company and the furthering of its interests and that each of them is expected to devote up to 100 hours per month to the Company's affairs as requested by the Company. The Company expects that Mr. Bernardi will, in addition to serving as Chairman, perform other duties assigned to him by the Board of Directors and that Mr. Sterling will identify and pursue on behalf of the Company business development projects, including acquisitions and, as needed, financings, perform other duties as requested by the Board and be available to consult with the executive officers on matters affecting the Company. Each of the respective agreements prohibits Messrs. Bernardi and Sterling during the term of the agreement from certain associations with any business that competes with the Company.

     The agreements also provide that if the consultant's services are terminated by the Company for any reason other than cause, death or disability, or if the consultant terminates the agreement for "good reason," the Company will pay in a lump sum the full amount of the fees and benefits which the consultant would have received, at the average rate in effect during the six month period immediately prior to termination, and of any bonuses which would have been received, at the rate of the bonus for the last full year prior to termination, if the consultant's services had continued for the remaining term of the agreement. The term "good reason" means a failure by the Company to comply with any material provision of the agreement, a change of control of the Company to which the consultant has not given prior written consent or a good faith determination by the consultant that as a result of a change in control he is unable to discharge effectively his duties under the agreement. A change in control is deemed to occur if substantially all the assets of the Company are sold, if the Company is merged or consolidated with, or becomes a subsidiary of another corporation, if any person acquires 20% or more of the combined voting power of the Company's securities and is then the largest holder of such securities or if during any period of two consecutive years individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for the period beginning with the Company's initial public offering on May 8, 1992 through December 31, 1996 with cumulative total return for the Nasdaq Stock Market (US) and for Nasdaq Computer & Data Processing Stocks (SIC code 737). The comparison assumes $100 was invested on May 8, 1992 in the Company's Common Stock at the $4.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

        Measurement Period
      (Fiscal Year Covered)          NIC-Common Stock    NASDAQ COMPOSITE      NASDAQ C&DPS
5/8/92                                             100                 100                 100
12/31/92                                        115.63              116.38              110.58
12/31/93                                        262.50              133.59              117.02
12/31/94                                        115.63              130.59              142.07
12/31/95                                         93.75              184.68              216.36
12/31/96                                         76.55              227.14              267.07

                                                                  INDEXED/CUMULATIVE RETURNS
                                    BASE PERIOD    --------------------------------------------------------
         COMPANY/INDEX NAME           5/8/92       12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
    -----------------------------   -----------    --------    --------    --------    --------    --------
    NIC-Common Stock.............      $ 100       $ 115.63    $ 262.50    $ 115.63    $  93.75    $  76.55
    NASDAQ COMPOSITE.............        100         116.38      133.59      130.59      184.68      227.14
    NASDAQ Computer &
      Data Processing Services...        100         110.58      117.02      142.07      216.36      267.07

CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into consulting agreements with BCG, Inc., a corporation of which Mr. Bernardi is the sole stockholder and Sterling Capital Group, Inc., a corporation of which Mr. Sterling is the sole stockholder. See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

     In December 1996, the Company entered into an agreement for a line of credit for up to $5,000,000 with Fred E. Kassner at an interest rate of 2% above a commercial lender's fluctuating prime rate. Mr. Kassner is the beneficial owner of more than five percent of the outstanding stock of the Company. The line of credit is secured by a lien against all of the accounts receivables of the Company. In connection with the Kassner financing, the Company issued to Mr. Kassner warrants to acquire 100,000 shares of Common Stock, exercisable at $3.06 per share, and the Company is further obligated to issue to Mr. Kassner warrants to purchase 5,000 shares of Common Stock, exercisable at the market rate upon the date of borrowing under the line of credit, for each $500,000 the Company borrows under the line of credit.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than ten percent of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and changes of ownership of the Common Stock with the SEC and the Nasdaq Stock Market. Reporting Persons are required to furnish the Company with copies of all forms that they file under
Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to year 1996, all reports required of Reporting Persons pursuant to Section 16(a) were timely filed except that: late filings on Forms 4 were made for Messrs. Leto, Forgues and Hajost due to an inadvertent error on the part of the Company concerning purchases of the Company's Common Stock pursuant to a stock purchase arrangement, and Forms 4 were filed late for Mr. Peyser and Mr. Flowers due to administrative errors on the part of the Company.

           PROPOSAL 3 -- ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

     At the Meeting, the shareholders are being asked to approve the adoption of the Company's Employee Stock Purchase Plan (the "ESPP"), as adopted by the Board of Directors, and the reservation of 400,000 shares of Common Stock for issuance thereunder. The ESPP shall become effective upon shareholder approval.

     The description that follows is an overview of the material provisions of the ESPP and is qualified in its entirety by references to the ESPP. A copy of the complete ESPP (without exhibits) is attached hereto as Appendix B.

DESCRIPTION OF THE ESPP

     Purpose. The purpose of the ESPP is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock at a discount from the market price, through payroll deductions, and to thereby provide an incentive for continued employment.

     Administration. The ESPP shall be administered by the Compensation Committee. The interpretation and construction by the Compensation Committee is, to the full extent permitted by law, final.

     In the event that insufficient shares are available under the ESPP for a full allocation of shares to all participants during a given Offering Period (as defined below), the Compensation Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a matter among the persons exercising options as shall be practicable and as it shall determine to be equitable.

     Eligibility. All employees of the Company or its subsidiaries are eligible to participate in the ESPP except the following: (i) employees who are customarily employed for less than 20 hours per week; (ii) employees who are customarily employed for less than five months in a calendar year; and (iii) employees who own or hold options to purchase or who, as a result of participation in the ESPP, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company as determined pursuant to Section 424(d) of the Code. Currently, there are approximately 326 employees eligible to participate in the ESPP.

     Offering Periods and Enrollment. Each Offering Period of Common Stock under the ESPP is for a period of six (6) months. Offering Periods commence on the first day of January and July of each year. The

Compensation Committee may change the duration of Offering Periods without stockholder approval, subject to certain limitations set forth in the ESPP.

     Eligible employees may participate in any Offering Period by submitting a subscription agreement to the Company on or before the fifteenth day of the last month before the Offering Period. Once enrolled, a participant automatically will participate in each succeeding Offering Period unless the participant withdraws from the Offering Period or the ESPP. Upon enrollment, a participant authorizes payroll deductions of up to ten percent (10%) of the participant's base salary or wages, bonuses, overtime, shift premiums, incentive compensation, and sales commissions received during an Offering Period provided that such deductions may not exceed twenty-five thousand dollars ($25,000) in any calendar year. After a participant sets the rate of payroll deductions for an Offering Period, the participant may increase or decrease the rate for any subsequent Offering Period, but may only decrease the rate for the current Offering Period. Only one change may be made during an Offering Period, unless otherwise approved by the Compensation Committee. No interest accrues on payroll deductions.

     Purchase of Stock. The number of whole shares that a participant may purchase in any Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant during the Offering Period by the price per share determined as described below. The purchase takes place automatically on the Exercise Date. Any cash balance remaining in a participant's account following the purchase will be returned to the participant.

     No participant may purchase more than ten percent (10%) of the participant's compensation, as described herein, on the Exercise Date divided by the applicable percentage of the purchase price of the Common Stock on the Offering Commencement Date elected by the participant at the commencement of each Offering Period. In no event may the participant purchase more than $25,000 worth of Common Stock in any calendar year.

     Purchase Price. The purchase price of shares purchased in any Offering Period will be 85% of the lesser of (a) the average of the high and low market prices as reported on Nasdaq National Market System on the Offering Commencement Date or (b) the average of the high and low market prices as reported on the Nasdaq National Market System on the Offering Termination Date. Shares are purchased at 85% of the fair market value of the Common Stock, at a price determined as described above, and those shares shall be restricted for a minimum period of six (6) months after receipt of those shares.

     Withdrawal. A participant may withdraw from the ESPP or any Offering Period by giving written notice to the Company. All of the participant's payroll deductions credited to the participant's account will be paid to the participant after receipt of notice of withdrawal. After such a withdrawal, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant completes a new subscription agreement.

     Termination of Employment. If a participant's employment terminates for any reason (including death, disability or retirement) the participant will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to the participant's account during the Offering Period, but not yet used to exercise the option, will be returned to such participant, or in the case of the participant's death, to the persons entitled to receive such funds.

     Recapitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

     In the event of a merger or consolidation and the Company is a surviving corporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

     In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value the shares resulting from any such change shall be deemed to be the Common Stock. Such adjustments to stock or securities of the Company shall be made by the Compensation Committee, whose determination shall be final.

     Resale of Shares. The ESPP imposes a six month holding period on the shares of Common Stock purchased by participants at 85% of the purchase price. The Company intends to file a Form S-8 Registration Statement with the SEC which will satisfy most federal securities laws requirements with respect to the resale of such shares. In addition, participants who are affiliates of the Company may not resell under the Form S-8 Registration Statement any shares purchased under the ESPP. Such resales must be effected in accordance with Rule 144 or another available exemption under the Securities Act of 1933, as amended.

     Amendment of the ESPP. The Company, insofar as permitted by law, may at any time amend, suspend or discontinue the ESPP except that no revision or amendment may increase the number of shares of Common Stock under the ESPP, materially increase the benefits accruing to participants under the ESPP or otherwise materially modify the requirements for eligibility without the approval of the shareholders of the Company.

     Tax Consequences. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon purchase of shares thereunder. All tax consequences of purchasing shares under the ESPP are deferred until the participant sells or otherwise disposes of the shares or dies. The Company will be entitled to a deduction for federal income tax purposes to the extent that a participant recognizes ordinary income on a disqualifying disposition of the shares in the year of the disqualification, but not if a participant meets the holding requirements. The foregoing is intended to be a brief summary of the tax consequences of transactions under the ESPP based on federal tax laws in effect on April 1, 1997. As federal and state tax laws may change, the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

     The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required to approve the adoption of the Employee Stock Purchase Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

    PROPOSAL 4 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP, independent accountants, as auditors of the Company to examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries for the year ending on December 31, 1997. Ernst & Young LLP currently serves as the Company's independent accountants. Representatives of Ernst & Young LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from stockholders.

     Although ratification of the appointment of Ernst & Young LLP is not required, the Board of Directors requests that the stockholders ratify the appointment. If ratification is not obtained, the Board will reconsider the matter of appointment of independent accountants for the Company.

     The Company engaged Ernst & Young LLP effective June 25, 1996 as independent accountants to examine the consolidated financial statements of the Company for the year ending December 31, 1996. Ernst & Young LLP replaced Price Waterhouse LLP. The Company's decision to retain Ernst & Young LLP and discontinue the engagement of Price Waterhouse LLP as the Company's principal independent accountants was approved by the Board of Directors of the Company. There have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report for the years ended December 31, 1995 and December 31, 1994.

     The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required to ratify the appointment of Ernst & Young LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR YEAR 1997.

                             SHAREHOLDER PROPOSALS

     The Company anticipates that its 1998 annual meeting of stockholders will be held in June, 1998. In order to be considered for that meeting, shareholder proposals must be received by the Company no later than December 24, 1997. Stockholders should send their proposals to the Company's corporate headquarters address and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before December 24, 1997.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Stockholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting the proxy holders will vote on such matters according to their discretion.

                                          By Order of the Board of Directors

                                          /s/ JULIA A. BOWEN

                                          JULIA A. BOWEN
                                          Vice President, General Counsel
                                          and Assistant Secretary

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                                                      APPENDIX A

                          CLASSIFIED BOARD AMENDMENTS

     SECTION 3.02. NUMBER, QUALIFICATION AND TERM OF OFFICE. (a) The number of Directors shall be one or such other number not greater than nine as shall be fixed from time to time by the Board. Directors need not be Stockholders.

     (b) The Board shall be divided into two classes, as nearly equal in number as the then total number of Directors constituting the entire Board permits with the term of office of one class expiring each year. At the Annual Meeting of Stockholders in 1996, Directors of the first class shall be elected to hold office for a term expiring at the next annual meeting, and until the election and qualification of their successors, or until their prior death, resignation or removal, and Directors of the second class shall be elected to hold office for a term expiring at the second annual meeting of stockholders thereafter, and until the election and qualification of their successors, or until their prior death, resignation or removal. The following present Directors are hereby designated initial members of the classes as indicated below:

    CLASS I              CLASS II
----------------    -------------------
John F. Burton      Robert P. Bernardi
James J. Leto       Robert Ripp
C. Alan Peyser

     (c) Each successor to a Class I or Class II Director shall hold office until the second annual meeting of the stockholders next succeeding his or her election, and until his or her successor is elected and qualified, or until his or her prior death, resignation or removal; except however, if additional directorships are established, the initial term for such directorships shall be for one or more years not greater than two as determined by the Board in order to ensure that approximately one-half ( 1/2) of all of the directors are elected at each annual meeting of the stockholders.

     SECTION 3.04. REMOVAL. Any or all of the Directors may be removed, but only for cause, at any time by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of the recordholders of Shares pursuant to Section 2.09 hereof.

     SECTION 3.05. VACANCIES. Vacancies occurring on the Board for any reason including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of Directors, may be filled by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors or by written consent of such recordholders pursuant to
Section 2.09 hereof or by vote of the Board or by written consent of the Directors pursuant to Section 3.08 hereof. If the number of Directors then in office is less than a quorum, such vacancies may be filled by vote of a majority of the Directors then in office or by written consent of all such Directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each Director chosen in accordance with this Section 3.05 shall have the same term as that of his or her predecessor, or, if such vacancy is a result of an increase in the number of directors, as that of the other directors of the class of which he or she shall be a member.

                                                                      APPENDIX B

                          NETWORK IMAGING CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE. The Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by employees of Network Imaging Corporation (the "Corporation") or any of its present or future subsidiaries (the "Subsidiaries") as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") so that such employees may increase their interest in the success of the Corporation and its Subsidiaries and so that they may be encouraged to remain in the employ of the Corporation or its Subsidiaries. It is the intention of the Corporation to have the Plan qualify as an Employee Stock Purchase Plan under
Section 423 of the Code.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall hold meetings at such times and places as it may determine and may hold telephonic Committee meetings. If the Committee consists of three or more members, the Committee shall select one of its members as Chairman. Acts by a majority of the Committee at a meeting at which a quorum is present shall be the valid acts of the Committee. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The interpretation and construction by the Committee of any provisions of the Plan shall be final. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

     3. DEFINITIONS.

          (a) "Compensation" shall mean regular straight-time gross earnings plus payments for overtime, shift premium, incentive compensation, bonuses and other special payments, such as, in the case of employees who are salespersons, sales commissions.

          (b) "Committee" shall mean the Committee referenced in Article 2, or if no such Committee has been designated, it shall mean the Board of Directors of the Corporation.

          (c) "Employee" shall mean any person (including officers, whether or not they are Directors) who is customarily employed on a full-time or part-time basis by the Corporation or its Subsidiaries and is regularly scheduled to work more than twenty (20) hours per week but excluding any employee customarily employed for not more than five months in any calendar year.

          (d) "Enrollment Period" shall mean the applicable time periods during which an employee will be allowed to become a participant under the Plan.

          (e) "Exercise Date" or "Purchase Date" shall mean the applicable date at the end of an Offering Period on which shares are purchased pursuant to an option issued under the Plan, which date shall be each Offering Termination Date.

          (f) "Fair Market Value" or "FMV" shall mean the average of the high and low market prices as reported on NASDAQ National Market System on a given trading day.

          (g) "Offering Commencement Date" shall mean the applicable date on which an Offering under the Plan commences pursuant to Article 6.

          (h) "Offering Termination Date" shall mean the applicable date on which an Offering under the Plan terminates pursuant to Article 6.

          (i) "Offering Period" shall mean the applicable time period during which an Offering under the Plan shall take place pursuant to Article 6.

          (j) "Purchase Price" shall mean 85% of the lower of: (a) the average of the high and low market prices as reported on NASDAQ National Market System on the Offering Commencement Date ("Option Price") and (b) the average of the high and low market prices as reported on NASDAQ on the Offering Termination Date, pursuant to Article 22.

          (k) "Trading Day" shall mean a day on which the National Association of Securities Dealers Automated Quotation (NASDAQ) System is open for trading.

     4. ELIGIBILITY. The persons who shall be eligible to participate in the Plan shall be all Employees of the Corporation or its Subsidiaries on a given Enrollment Date. No Participant shall be granted an option under the Plan if (i) immediately after the grant such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own capital stock of the Corporation or any Subsidiary and/or hold outstanding options of any kind to purchase such stock possessing five percent (5%) or more of the capital stock of the Corporation or any Subsidiary or (ii) his or her rights to purchase stock under the Plan or any other employee stock purchase plan of the Corporation or any Subsidiary accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     5. STOCK. The stock subject to the options of the Plan shall be shares of the Corporation's authorized, but unissued or reacquired common stock (the "Common Stock").

          (a) The aggregate number of shares which may be issued under the Plan shall not exceed 400,000 shares of Common Stock. The limitation established by the preceding sentence shall be subject to adjustment as provided in
     Article 18 of the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner among the persons exercising options as shall be practicable and as it shall determine to be equitable.

          (b) The Participant will have no voting right or other interests in shares issuable upon exercise of any option held by such Participant until such option has been exercised.

          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and the Participant's spouse.

     6. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with
Article 21 hereof. The duration of each Offering Period shall be six (6) months. The Committee shall have the power to change the duration of Offering Periods at its discretion (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be effective thereafter.

     7. PARTICIPATION.

          (a) An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions on a form established by the Company from time to time which will be similar to Exhibit A to this Plan and filing it with the Corporation's Payroll Administrator during the applicable Enrollment Period.

          (b) Payroll deductions for a Participant shall commence on the first payday following the Offering Commencement Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article 12 hereof.

     8. PAYROLL DEDUCTIONS.

          (a) At the time a Participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) of his or her Compensation and not exceeding ten percent (10%) of his or her Compensation for such payroll period on each payday during the Offering Period.

          (b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

          (c) A Participant may discontinue his or her participation in the Plan as provided in Article 12 hereof.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Article 9 hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at such time during any Offering Period, which is scheduled to end during the current calendar year (the "Current Offering Period"), that the aggregate of all payroll deductions which were previously used to purchase Common Stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $25,000. Payroll deductions shall recommence as provided in such Participant's Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Article 12 hereof.

          (e) At the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Corporation's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     9. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each Participant shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a maximum number of shares of Common Stock determined as follows: an amount equal to (a) that percentage of such Participant's Compensation as of the Enrollment Date which he has elected to have withheld (but not in any case in excess of ten percent (10%)) multiplied by (b) the Participant's annual Compensation as of the Enrollment Date (c) divided by the applicable percentage of the Purchase Price of the Common Stock on the Offering Commencement Date elected by the Participant at the commencement of each Offering Period pursuant to Article 22 hereof. No Participant shall be granted an option to purchase in excess of the maximum amount allowable pursuant to Section 423 of the IRS Code. Exercise of the option shall occur as provided in Article 10 hereof, unless the Participant has withdrawn pursuant to Article 12 hereof, and shall expire on the last day of the Offering Period.

     10. EXERCISE OF OPTION. Unless a Participant withdraws from the Plan as provided in Article 12 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price, as defined in Article 3, with the accumulated payroll deductions in his or her account (but not in excess of the number of shares for which options have been granted to the Participant pursuant to Article 9 hereof). No fractional shares will be purchased and any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Article 12 hereof. Any other monies left over in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

     11. DELIVERY OF SHARES PURCHASED. All shares of Common Stock purchased pursuant to this Plan shall be held in a separate shareholder account ("Shareholder Account") maintained by such brokerage house, investment banking firm, commercial bank or other such similar institution as may be selected by the Committee. Each Shareholder Account shall be in the name of a Participant. Each Participant shall have all of the rights and privileges of a shareholder of the Corporation with respect to those shares purchased under the Plan and held in his or her Shareholder Account.

     12. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

          (a) A Participant may voluntarily withdraw all, but not less than all, the payroll deductions credited to his or her account, and not yet used to exercise his or her option under the Plan, at any time by giving written notice to the Corporation on a form established by the Corporation from time to time which will be similar to Exhibit B to this Plan. All of the Participant's payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant voluntarily withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant completes and delivers to the Company a new Subscription Agreement.

          (b) Upon a Participant's ceasing to be an Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period, but not yet used to exercise the option, will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Article 14 hereof, and such Participant's option will be automatically terminated.

          (c) A Participant's withdrawal from an Offering Period (other than in the case of death) will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Corporation or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant voluntarily withdraws for so long as the Participant remains an Employee of the Corporation or its Subsidiaries.

     13. INTEREST. No interest shall be paid on the payroll deductions of a Participant in the Plan.

     14. DESIGNATION OF BENEFICIARY.

          (a) A Participant may file with the Corporation's Payroll Administrator a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's accounts under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of any shares and/or cash in Participant's accounts.

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Corporation's Payroll Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Corporation shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

     15. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Article 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Article 12 hereof.

     16. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Common Stock issued pursuant to options will be used for general corporate purposes.

     17. REPORTS. Individual accounts will be maintained by the Corporation for each Participant in the Plan. Statements of account will be given to Participants after the termination of each Offering Period. Such statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and any remaining cash balance.

     18. RECAPITALIZATION. Subject to any required action by the shareholders of the Corporation, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation, so that the optionee's percentage of ownership of the total number of shares of Common Stock outstanding is neither increased nor decreased.

     Subject to any required action by the shareholders of the Corporation, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

     In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as hereinbefore expressly provided in this Article 18, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into or exchangeable or exercisable for shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     19. AMENDMENT OF THE PLAN. The Committee of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the Shareholders of the Corporation, no such revision or amendment shall increase the number of shares of Common Stock which may be issued pursuant to the Plan, materially increase the benefits accruing to Participants under the Plan, or otherwise materially modify the requirements for eligibility or the class of subsidiaries whose employees are eligible to participate.

     20. NOTICES. All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in writing by the person designated by the Corporation for the receipt thereof.

     21. TERM OF PLAN. Options may be granted pursuant to the Plan from time to time until such time as all shares of Common Stock available under the Plan as set forth in Article 5 have been made subject to an option grant. If any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the option may again be subject to an option under the Plan.

     22. INVESTMENT PURPOSE. Each option under the Plan shall be granted on the condition that the purchase of stock thereunder shall be for investment purposes and not with a view for resale or distribution.

Participant agrees to receive shares carrying a six month holding period restriction. Participants may sell shares purchased under the Plan subject to compliance with any applicable governmental securities laws, provided, however, that because of certain governmental tax requirements, each Participant agrees by entering the Plan, to promptly give the Corporation notice of any such Common Stock disposed of within two years after the date of grant of the applicable option or one year from the date of exercise showing the number of such shares disposed of. The Participant assumes the risk of any market fluctuations in the price of the stock.

     23. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee and the Board of Directors, the members of the Committee and the Board of Directors shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, in which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence or intentional misconduct in the performance of his or her duties, provided that within sixty (60) days after institution of any such action, suit or proceeding such person shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     24. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Corporation or its Subsidiaries, and it shall not be deemed to interfere in any way with the Corporation's or its Subsidiaries' right to terminate, or otherwise modify, an employee's employment at any time.

     25. ADDITIONAL RESTRICTIONS OF RULE 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     26. APPROVAL OF STOCKHOLDERS; EFFECTIVENESS OF PLAN. The Plan is subject to the approval of the shareholders of the Corporation at their next annual meeting or at any special meeting of the shareholders for which one of the purposes of such a special meeting shall be to act upon the Plan.